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                                                                   EXHIBIT 10.16

                   POST RETIREMENT SERVICES AGREEMENT BETWEEN
                           SURETY CAPITAL CORPORATION
                                AND C. JACK BEAN


          This Agreement ("Agreement") is entered into by Surety Capital Corporation, a Delaware corporation (the "Corporation"), and C. Jack Bean ("Bean"). The Corporation and Bean are collectively referred to as the "Parties." The Corporation's business operations that are conducted by its subsidiaries are referred to as its "Banking Business."

          In consideration of the mutual covenants set forth below, it is agreed as follows:

          1. SATISFACTION OF THE CORPORATION'S OBLIGATIONS. The Corporation's obligations under this Agreement may be satisfied directly by the Corporation or, at the Corporation's election, by its subsidiary Surety Bank, National Association (the "Bank").

          2. PURPOSES. The purposes of this Agreement are to provide:

             (a) Bean with compensation and benefits for certain consulting services to be rendered by Bean on behalf of the Corporation on a part-time basis after his retirement as a full-time employee of the Corporation; and

             (b) the Corporation with the part-time consulting services of Bean after his retirement as a full-time employee of the Corporation in the activities of (1) promoting the Corpora tion's ongoing operations with businesses and business professionals in the service areas covered by the Corporation's Banking Business, (2) representing the Corporation at functions and events relating to the Corporation's business activities and its Banking Business, (3) providing the Corporation with information that may come to Bean's attention as to potential business acquisitions for the Corporation or its subsidiaries, (4) providing the Corporation with advisory services specifically related to acquisitions for the Banking Business, and (5) providing the Corporation with services in connection with the furtherance of stockholder relations (all of the foregoing being referred to in this Agreement as the "Services").

          3. DEFINITIONS. For purposes of this Agreement, certain terms are defined as follows:

             (a) "ACCELERATED PAYMENT" means either the payment by the Corporation pursuant to SECTION 7 or pursuant to SECTION 8.

             (b) "CAUSE" means any act that is materially adverse to the best interests of the Corporation and constitutes, on the part of Bean, common law fraud, a felony or other gross malfeasance of duty.

             (c) "CHANGE IN CONTROL OF THE CORPORATION" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Corporation's Board of Directors (the "Board") cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance
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by directors representing at least two-thirds (2/3rds) of the directors then in office who were directors at the beginning of the period.

             (d) "DISABILITY" means the inability of Bean to perform the Services required by this Agreement by reason of illness, infirmity, insanity, mental incompetency or otherwise. This determination will be made in good faith by Board and concurred in by Bean. If there is a dispute between the Parties as to the existence of a Disability, Bean, the Board, and Bean's physician (defined as a person licensed to practice medicine in Texas who is regularly attending
Bean) will consult and reach a determination. If Bean does not have a regularly engaged physician, the Board may engage at the Corporation's expense a physician to examine Bean, and Bean consents to such examination and to waive, if applicable, any privilege between the physician and Bean that may arise as a result of said examination. If Bean has not engaged a physician, the opinion of the physician engaged by the Board shall control.

          4. BEAN'S SERVICES. The Services to be provided by Bean under this Agreement will be furnished by Bean as an independent contractor and not as an employee and will commence at the time Bean retires from providing his active, full-time services to the Corporation in its day-to-day operations and will terminate on the fifteenth (15th) anniversary date of Bean's retirement date, unless terminated earlier, in accordance with the provisions of this SECTION 4. The nature and extent of the actual activities to be conducted by Bean will be mutually agreed to by Bean and the Corporation from time to time during such period; however, the manner and means by which such activities are performed by Bean shall be determined by Bean. Bean will devote such time to the performance of his duties under this Agreement as is reasonably necessary for a satisfactory performance of his duties under this Agreement.

              (a) This Agreement may be terminated by the Corporation under the following circumstances: (1) for Cause or (2) in the event of Bean's Disability or death.

              (b) This Agreement may be terminated by Bean under the following circumstances: (1) in the event of a default by the Corporation of its obligations under this Agreement, immediately after providing the Corporation with written notice thereof, or (2) at any time for any reason, in his sole discretion, after providing the Corporation with thirty (30) days written notice of such intent.

              (c) This Agreement shall terminate upon the occurrence of a Change in Control of the Corporation.

              (d) In the event of a termination of this Agreement by the Corporation pursuant to SECTION 4(a), the Corporation will have no further obligations under this Agreement, except to the extent payments and benefits are owed pursuant to SECTION 6 for periods prior to the termination of this Agreement. In the event of a termination of this Agreement by Bean pursuant to
SECTION 4(b)(2), the Corporation will have no further obligations under this Agreement, except to the extent payments and benefits are owed pursuant to
SECTION 6 for periods prior to the termination of this Agreement. If the termination of this Agreement is pursuant to SECTION 4(b)(1) as a result of a default by the Corporation in the performance of its obligations hereunder or pursuant to SECTION 4(c) as a result of a Change in Control of the Corporation, the Corporation will be obligated to pay any amounts owed under SECTION 6 and to also pay the Accelerated Payment due pursuant to either SECTION 7 or SECTION 8, as the case may be, which obligation shall survive the termination of this Agreement. The Corporation shall also pay to Bean all legal fees and expenses incurred by Bean in seeking to obtain or enforce any right or benefit provided by this Agreement.

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          5.  COMPENSATION FOR SERVICES.  During the period that Bean performs the Services for the Corporation after he retires from providing his active, full-time services to the Corporation in its day-to-day operations, the Corporation will provide the following working benefits to Bean:

              (a) OFFICE AND STAFF. The Corporation will maintain an office and secretarial staff for Bean at the Corporation's main facility for its Banking Business similar to that provided for the Corporation's senior executive officers. If the Bank's main facility, currently located at 1845 Precinct Line Road, Hurst, Texas, is moved more than twenty (20) miles from its current location, the office may be maintained in any full service facility that is used in the Banking Business and that is within such twenty (20) mile area. If there is no such facility in the area, the office and staff will be maintained in a Class A office facility within such area.

              (b) HOME OFFICE. The Corporation will provide or reimburse Bean for his costs related to maintaining a business office at his home. These costs are to include, but are not limited to, those for a fax machine, mobile telephone and home business telephone line.

              (c) OUT-OF-POCKET EXPENSES. The Corporation will reimburse Bean for meals and other out-of-pocket expenses that he incurs in connection with his providing the Services. Bean agrees in this regard to follow the Corporation's normal substantiation and reimbursement policies in connection with such expenses.

          6. PAYMENTS AND BENEFITS FOR SERVICES RENDERED. At the time Bean retires from providing his active, full-time services to the Corporation in its day-to-day operations, the Corporation agrees to provide to Bean the compensation and benefits listed below.

              (a) ANNUAL PAYMENT. Upon Bean's retirement from full-time employment, the Corporation will begin payments to Bean in the amount of $53,825 per year. This amount will be pro-rated for partial years and will be paid to Bean, at his option, in annual, monthly or bi-monthly installments.

              (b) INSURANCE COVERAGE. The Corporation will provide Bean, or reimburse Bean for the cost of, health, accident and medical insurance coverage that is equivalent to the coverage provided to those persons serving from time to time as the senior executive officers of the Corporation and the Bank.

              (c) AUTOMOBILE. The Corporation will provide Bean with a Corporation-owned automobile equivalent to the type provided to those person's serving from time to time as the senior executive officers of the Corporation and the Bank. The automobile may be replaced from time to time as determined by the Corporation, but at least once each three years. The Corporation will pay or reimburse Bean for gas, insurance, maintenance and other automobile-related expenses. Bean will maintain automobile mileage and other records as requested by the Corporation, and the Corporation will make the necessary personal use reports to the Internal Revenue Service.

          7. DEFAULT. If the Corporation defaults in its performance of any provision under SECTION 6 of this Agreement, the payments, insurance coverage, reimbursements and benefits under SECTION 6(a), (b) AND (c) shall be accelerated and immediately due and payable to Bean. In such event, the Parties agree that it may be difficult, if not impossible, to accurately determine the amount of damages that Bean may incur by reason of such default; therefore, the Parties agree that the sum of the amounts calculated under the following subsections shall be used to determine the amount then owed to Bean for such default (the "Accelerated Payment"). The Accelerated Payment shall be immediately due and

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payable to Bean (payable by certified or cashier's check) upon the occurrence of the default. All or any portion of such total that is not paid to Bean within thirty (30) days of the default will bear interest at ten percent (10%) per annum until paid.

              (a) ANNUAL PAYMENT. The amount owed under SECTION 6(a) shall be equal to the discounted present value of $53,825 per year for the number of years equal to eighty-five (85) minus Bean's age at the time of the default. The discount interest rate for these purposes will be five percent (5%) per year.

              (b) INSURANCE COVERAGE. The amount owed under SECTION 6(b) shall be equal to the "insurance cost" (as defined below) times the number of years equal to eighty-five (85) minus Bean's age at the time of the default. The insurance cost for these purposes will be the cost of the coverage and reimbursement provided under SECTION 6(b) for the immediately preceding twelve
(12) calendar month period.

              (c) AUTOMOBILE. The amount owed under SECTION 6(c) shall be equal to the "automobile cost" (as defined below) times the number of years equal to eighty-five (85) minus Bean's age at the time of the default. The automobile cost for these purposes will be equal to the amount paid or reimbursed to Bean by the Corporation for gas, insurance, maintenance and other automobile-related expenses under SECTION 6(c) for the immediately preceding twelve (12) calendar month period. In addition to the foregoing dollar amount, the Corporation will transfer to Bean the title to the automobile then in his possession under
SECTION 6(c).

          8. CHANGE IN CONTROL OF THE CORPORATION. In the event of a Change in Control of the Corporation, the Corporation shall pay to Bean the Accelerated Payment, calculated in accordance with SECTION 7 as of the effective date of the Change in Control. The Accelerated Payment shall be due and payable to Bean (payable by certified or cashier's check) immediately prior to the effectiveness of the Change in Control of the Corporation. All or any portion of such total that is not paid to Bean immediately prior to the effectiveness of the Change in Control of the Corporation will bear interest at ten percent (10%) per annum until paid.

          9. NATURE OF ACCELERATED PAYMENT AS A RESULT OF A CHANGE IN CONTROL PAYMENT. The benefits payable to Bean under this Agreement in the event of a Change in Control of the Corporation shall be considered severance pay in consideration of Bean's past service and Bean's continued service after the date this Agreement. Bean shall not be required to mitigate the amount of any payment provided for in SECTION 8 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in SECTION 8 be reduced by any compensation earned by Bean as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise.

          10. RESTRICTIONS. Bean's rights or benefits under this Agreement shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any such actions shall be void. Bean's rights or benefits under this Agreement shall not in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

          11. TAXES. As an independent contractor, Bean shall be responsible for the payment of all federal income taxes and his own self-employment and social security taxes, the liability for which arises from or relates to any and all payments made by the Corporation to Bean under this Agreement, including payments pursuant to SECTIONS 6, 7 AND 8. Bean hereby agrees to indemnify and hold harmless the Corporation from and for any liability or claim respecting the foregoing taxes which are

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the sole obligation and liability of Bean.  Bean's obligation to indemnify the
Corporation as provided by this SECTION 11 shall survive the termination of this Agreement.

          12. NOTICES. Any notice required or permitted by either Party must be in writing and must be delivered either personally to the other Party or by certified mail, return receipt requested, at the Party's address indicated below, and any notice will be effective upon delivery in the case of personal delivery and, in the case of delivery by certified mail, three (3) business days after the date of deposit in the United States mail, postage prepaid. The addresses of the Parties are as follows:

          If to Corporation:             Surety Capital Corporation
                                         1845 Precinct Line Road, Suite 100
                                         Hurst, Texas  76054
                                         Telephone:  817-788-7558
                                         Telecopy:   817-428-0054

          With a copy to:                Margaret E. Holland
                                         Tracy & Holland, L.L.P.
                                         306 West Seventh Street, Suite 500
                                         Fort Worth, Texas 76102-4982
                                         Telephone:  817-335-1050
                                         Telecopy:   817-332-3140

          If to Bean:                    Mr. C. Jack Bean
                                         2721 Heritage Hills Drive
                                         Fort Worth, Texas 76109
                                         Telephone:  817-922-0446

The names and address of the parties to receive notice as stated in this section may be changed at any time by notice given in accordance with this section. As used in this Agreement, the term "business day" means any day of the week, Monday through Friday, that is not recognized by the United States Postal Service as a national holiday and on which national banks are open for business.

          13. INDEPENDENT CONTRACTOR STATUS. It is expressly agreed and stipulated by the Parties hereto that Bean in an independent contractor and that Bean shall not be deemed nor construed to be an employee of the Corporation or the Bank for federal income tax purposes or within the meaning of the Workers' Compensation Act of the state of Texas.

          14. INVALID PROVISION. In the event any of the provisions, or portions thereof, of this Agreement are held to be invalid, illegal or unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions, or portions thereof, shall not be affected. Moreover, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid, illegal or unenforceable.

          15. CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

          16. GOVERNING LAW. This Agreement has been executed in and shall be governed by the laws of the state of Texas. The Parties agree that the terms of this Agreement will be performed and all legal proceedings involving this Agreement will be conducted in Tarrant County, Texas.

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          17. INUREMENT.  This Agreement shall extend to and be binding upon
Bean and his heirs, legatees, legal representatives and successors, and on the Corporation, its successors or assigns. The rights of the Corporation under this Agreement may not be assigned without Bean's consent.

          18. AMENDMENT. All amendments or changes to this Agreement shall be in writing.

          19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original Agreement. All counterparts together shall represent but one and the same instrument.

          20. FURTHER ASSURANCES. Each Party to this Agreement agrees to perform any further acts and to execute and deliver any documents or legal instruments which may be reasonably necessary to carry out the provisions of this Agreement.

          21. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the undersigned concerning the subject matter of the Agreement. There are no other representations, agreements, arrangements or understandings, oral or written, between or among the Parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

          22. AUTHORIZATION. The Corporation is authorized to enter into this Agreement by virtue of resolutions duly adopted by Board.

          23. EFFECTIVE DATE. The effective date of this Agreement is January 20, 1998.

SURETY:                             SURETY CAPITAL CORPORATION



                                    By: /s/ Bobby W. Hackler
                                       -----------------------------------
                                    Name:  Bobby W. Hackler
                                    Title:  Vice Chairman of the Board



BEAN:                               /s/ C. Jack Bean
                                    --------------------------------------
                                    C. Jack Bean

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